UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2010

ROADSHIPS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 North Tryon Street, City Center Suite 1600
Charlotte NC 28202
704-237-3194
www.roadships.us

Registrant’s telephone number, including area code: 704-237-3194

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ROADSHIPS HOLDINGS, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
Exhibit – 10.1 Employment Agreement for Voltaire Gomez
Signatures

Item 1.01                      Entry into a Material Definitive Agreement

Employment Agreement with Voltaire Gomez

As of June 23, 2010, the Registrant entered into an Employment Agreement with Voltaire Gomez (the “Gomez Agreement”), an individual residing at 141 Orange Ave. #203, Coronado, CA 92118. Pursuant to the Gomez Agreement, the Registrant desires to appoint Mr. Gomez as Executive Vice President and Director, to retain Mr. Gomez’s services in an advisory and consulting capacity, and to prevent any other competitive business from securing his services and utilizing his experience, background, and expertise.

Pursuant to the Gomez Agreement, the Company hereby grants Mr. Gomez Warrants for the purchase of Ten Million (10,000,000) shares of Company's common stock as compensation for services rendered or to be rendered (equates to $0.0001 per share), for a period of three years from the date of June 23, 2010. The Warrants may be exercised in whole or in part, but may only be exercised in lots of Twenty Five Thousand (25,000) shares. Mr. Gomez shall not have any of the rights of, nor be treated as, a shareholder with respect to the shares subject to these warrants until he has exercised the warrant and has become the shareholder of record of those shares. As of June 23, 2010, no other compensation has been contemplated. Mr. Gomez’s salary shall be set at the discretion of the Board of Directors from time to time.  The Employment Agreement for Voltaire Gomez is attached as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Gomez Agreement, on June 23, 2010, the Company granted Warrants for the purchase of Ten Million (10,000,000) shares of the Company’s Common Stock to Gomez in consideration for services rendered or to be rendered as Executive Vice President and Director of the Company.  The Warrants may be exercised in whole or in part, but may only be exercised in lots of Twenty Five Thousand (25,000) shares. Mr. Gomez shall not have any of the rights of, nor be treated as, a shareholder with respect to the shares subject to these Warrants until he has exercised the Warrant and has become the shareholder of record of those shares. The shares will bear the restrictive legend, pursuant to the Securities Act of 1933, as amended, and applicable state law. Specifically, we relied on section 4(2) of the Securities Act of 1933.  We issued these shares based on the following facts:  (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Voltaire Gomez

On June 23, 2010, the Registrant entered into an employment agreement with Voltaire Gomez and appointed him as Director and Executive Vice President of the Company, effective immediately.

Voltaire Gomez, age 39, attended private schools throughout his life including Southern California Military Academy and Saint John’s. He attended Universidad Autonoma de Baja California in Tijuana and Paris, France. Mr. Gomez graduated with an international business degree. Since graduating, he has been a market maker running domestic and foreign trading desks, trading equities, equity options and fixed income securities. He moved to senior management and compliance, overseeing all trading and day to day operations of broker dealers and transfer agencies. He recently sat on a consulting firm advisory committee for broker dealers and transfer agencies across the United States. His strong understanding of the markets and direct knowledge of corporate structure and governance will allow the Company to structure unique possibilities in acquisitions and merger candidates.

Mr. Gomez has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Mr. Gomez has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Mr. Gomez has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

The Company discloses that there are no transactions during the last two years, or proposed transactions, to which the Company was or is a party, in which Mr. Gomez had or is to have a direct or indirect material interest.

Mr. Gomez will be compensated for his services pursuant to the terms of his contract as cited in Item 1.01 in this Current Report on Form 8-K. The Employment Agreement for Voltaire Gomez is attached as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit

Exhibit – 10.1 Employment Agreement for Voltaire Gomez

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 19, 2010                                         Roadships Holdings, Inc.

By: /s/ Michael Nugent
                                                                           Michael Nugent
                                                                           Chief Executive Officer

Date: July 19, 2010                                         Roadships Holdings, Inc.

                                                                          By: /s/ Robert Smith
                                                                          Robert Smith
                                                                          Corporate Secretary
Exhibit Index

Exhibit – 10.1 Employment Agreement for Voltaire Gomez